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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 19, 2002



                              VARI-L COMPANY, INC.
             (Exact name of registrant as specified in its charter)


                                    COLORADO
                 (State or other jurisdiction of incorporation)



         0-23866                                         06-0678347
   (Commission File No.)                      (IRS Employer Identification No.)



                               4895 Peoria Street
                             Denver, Colorado 80239
              (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (303) 371-1560



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ITEM 5. OTHER EVENTS.

         On March 19, 2002, Vari-L Company, Inc. (the "Company") filed a lawsuit in the District Court for the City and County of Denver, Colorado, against Mr. David Sherman, Mr. Joseph Kiser, and J.C. Enterprises, a Colorado general partnership. Mr. Sherman is the former president of the Company and Mr. Kiser is the former Chairman of the Company's Board of Directors.

         In its lawsuit, the Company seeks to rescind certain employment and consulting agreements between the Company and Messrs. Kiser and Sherman, and to rescind certain stock option grants made to them, on the basis that such agreements were entered into, and such option grants were made, based upon mistaken information regarding the Company's true financial performance. The Company also seeks to recover the compensation and bonuses paid to them as a result of such mistaken information. In addition, Vari-L seeks to recover excessive rent it paid pursuant to a lease agreement between the Company and J.C. Enterprises in reliance on information provided by Mr. Kiser and Mr. Sherman.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                               VARI-L COMPANY, INC.


Dated:  March 21, 2002                         By: /s/ RICHARD P. DUTKIEWICZ
                                                   -----------------------------
                                                   Richard P. Dutkiewicz
                                                   Vice President of Finance and
                                                   Chief Financial Officer



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